[Letterhead of Corning Incorporated]

                                                                 July 28, 1994

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Attention of 1933 Act Filing Desk

Re: Corning Incorporated
Registration Statement on Form S-4

Gentlemen:

Pursuant to Rule 461 under the Securities Act of 1933, Corning Incorporated (the "Company") hereby requests that the effective time of the above-referenced Registration Statement of the Company be accelerated to 9:00 a.m. on August 1, 1994, or as soon thereafter as practicable.

Sincerely,
/s/ WILLIAM C. UGHETTA
                              William C. Ughetta
                            Senior Vice President